UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry in Material Definitive Agreement

On April 11, 2008, Document Security Systems, Inc. (the “Registrant” or “DMC”) entered into an agreement (the “Agreement”) with Ergonomic Group (“EGI”) replacing the companies’ prior Limited Exclusive Patent License Agreement entered into on December 29, 2006. The Agreement provides for, among other things, the distribution of DMC’s technology through EGI’s existing sales channels. EGI and DMC agreed to equally divide with each other the gross margin on digital sales of DMC’s technology completed by either party.

The Agreement has an initial term of two years and provides for automatic two-year extensions, unless EGI notifies DMC otherwise.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

On April 17, 2008, the Registrant issued a press release regarding the Agreement, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

Item 1.01 above, is hereby incorporated by reference into this Item 1.02

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Document

10.1      Agreement, dated April 11, 2008, between the Registrant and Ergonomic Group.

99.1      Press Release of the Registrant dated April 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: April 17, 2008	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement, dated April 11, 2008, between the Registrant and Ergonomic Group.
99.1	Press Release of the Registrant dated April 17, 2008.